EXHIBIT 99.1 - PRESS RELEASE

For:              Standard Motor Products, Inc.

From:             Golin/Harris International
                  Marlene Wechselblatt
                  212-373-6000

                  Standard Motor Products, Inc. Contact:
                  James J. Burke, Chief Financial Officer
                  718-392-0200


                  STANDARD MOTOR PRODUCTS, INC. ANNOUNCES

                  FIRST QUARTER 2004 RESULTS AND A QUARTERLY DIVIDEND


New York, NY, April 26, 2004......Standard Motor Products, Inc. (NYSE:SMP), an
automotive replacement parts manufacturer and distributor, reported today its financial results for the three months ended March 31, 2004.

Consolidated net sales for the first quarter of 2004 were $204.8 million, compared to consolidated net sales of $135.7 million during the comparable quarter in 2003. Losses from continuing operations for the first quarter of 2004 were $545,000 or 3 cents per diluted share, compared to $607,000 or 5 cents per diluted share in the first quarter of 2003.

Mr. Lawrence Sills, Standard Motor Products' Chief Executive Officer, commented that "The net sales increase in the first quarter of 2004 was primarily related to the previously announced acquisition of Dana Corporation's Engine Management Division (DEM), effective as of June 30, 2003. Net sales generated in the first quarter from DEM were approximately $60 million. Excluding DEM net sales, our core Engine Management net sales were up $2.9 million or 3.6% in the first quarter of 2004. In our Temperature Control business, net sales were ahead of last year's comparable quarter by $5.4 million or 11.9%."




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"Gross margins were down slightly at 24.9% in the first quarter of 2004 compared to 25.4% in the first quarter of 2003, primarily due to the DEM transition. However, we were able to recover the gross margin slippage with a percentage reduction in selling, general and administrative expenses, an indication that economies from the Dana integration are beginning to be felt. The net result was that operating income, excluding restructuring expenses, increased $1.1 million in the first quarter of 2004."

Mr. Sills added, "We continue to make very good progress with our DEM integration. At this point, all planned moves for manufacturing facilities are expected to be completed by the end of the second quarter of 2004. Distribution and administrative facility moves are in varying stages and are expected to be complete by the early part of the third quarter of 2004."

Mr. Sills concluded, "As previously stated, we believe the DEM integration will enable us to generate incremental profits throughout 2004 and an ongoing $40-45 million operating income from the acquisition beginning in 2005."

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on June 1, 2004 to stockholders of record on May 14, 2004.




Standard Motor Products will hold a conference call at 11:00 AM Eastern Time, on Monday, April 26, 2004. The dial in number is 800-362-0571 and the ID number is STANDARD. A replay of the call will be available on April 26 through May 3 at 12:00 midnight. The playback number is 800-388-9074 (toll free) and the international number is 402-220-1117.





UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, AND DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


                                       ###


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                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                      ASSETS

                                                          March 31,        December 31,
                                                            2004              2003
                                                        --------------   ---------------

Cash                                                         $ 17,880          $ 19,647

Accounts receivable, gross                                    215,086           179,232
Allowance for doubtful accounts                                 5,646             5,009
                                                        --------------   ---------------
Accounts receivable, net                                      209,440           174,223

Inventories                                                   253,520           253,754
Other current assets                                           23,899            20,547

                                                        --------------   ---------------
Total current assets                                          504,739           468,171
                                                        --------------   ---------------

Property, plant and equipment, net                            109,959           112,549
Goodwill                                                       71,843            71,843
Other assets                                                   40,777            41,962

                                                        --------------   ---------------
Total assets                                                $ 727,318         $ 694,525
                                                        ==============   ===============


     LIABILITIES AND STOCKHOLDERS' EQUITY


Notes payable                                               $ 126,746          $ 99,699
Current portion of long term debt                               3,243             3,354
Accounts payable trade                                         70,401            58,029
Accrued customer returns                                       23,394            24,115
Restructuring accrual                                          14,500            16,000
Other current liabilities                                      72,532            75,641

                                                        --------------   ---------------
Total current liabilities                                     310,816           276,838
                                                        --------------   ---------------

Long-term debt                                                114,632           114,757
Accrued asbestos liabilities                                   23,787            24,426
Postretirement & other liabilities                             38,253            36,848
Restructuring accrual                                          14,890            15,615

                                                        --------------   ---------------
Total liabilities                                             502,378           468,484
                                                        --------------   ---------------

Total stockholders' equity                                    224,940           226,041

                                                        --------------   ---------------
Total liabilities and stockholders' equity                  $ 727,318         $ 694,525
                                                        ==============   ===============




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                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations


(Dollars in thousands, except per share amounts)

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                        2004                      2003
                                                                   ----------------          ----------------
NET SALES                                                                $ 204,781                 $ 135,725

COST OF SALES                                                              153,821                   101,185
                                                                   ----------------          ----------------

GROSS PROFIT                                                                50,960                    34,540

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                                  47,328                    31,990
RESTRUCTURING EXPENSES                                                       1,367                       222
                                                                   ----------------          ----------------

OPERATING INCOME                                                             2,265                     2,328

OTHER INCOME (EXPENSE), NET                                                    243                      (274)

INTEREST EXPENSE                                                             3,234                     3,018
                                                                   ----------------          ----------------

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES                                  (726)                     (964)

INCOME TAX BENEFIT                                                            (181)                     (357)
                                                                   ----------------          ----------------
LOSS FROM CONTINUING OPERATIONS                                               (545)                     (607)

LOSS FROM DISCONTINUED OPERATION, NET OF TAX                                  (425)                     (348)
                                                                   ----------------          ----------------

NET LOSS                                                                    $ (970)                   $ (955)
                                                                   ================          ================

NET LOSS PER COMMON SHARE:

   BASIC LOSS FROM CONTINUING OPERATIONS                                   $ (0.03)                  $ (0.05)
   DISCONTINUED OPERATION                                                    (0.02)                    (0.03)
                                                                   ----------------          ----------------
   NET LOSS PER COMMON SHARE - BASIC                                       $ (0.05)                  $ (0.08)
                                                                   ================          ================


   DILUTED LOSS FROM CONTINUING OPERATIONS                                 $ (0.03)                  $ (0.05)
   DISCONTINUED OPERATION                                                    (0.02)                    (0.03)
                                                                   ----------------          ----------------
   NET LOSS PER COMMON SHARE - DILUTED                                     $ (0.05)                  $ (0.08)
                                                                   ================          ================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                                19,233,543                11,972,853
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE SHARES            19,233,543                11,972,853





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